EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q of TopSpin Medical, Inc. (the “Company”) for the period ended September 30, 2008, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Yaron Tal, Chief Executive Officer of the Company, and Tami Sharbit-Bachar, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Yaron Tal
November 14, 2008

By:	/s/ Tami Sharbit-Bachar
November 14, 2008

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to TopSpin Medical, Inc. and will be retained by TopSpin Medical, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.